 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-8

REGISTRATION STATEMENTUNDER
THE SECURITIES ACT OF 1933

Angie’s List, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35339	27-2440197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 E. Washington Street Indianapolis, IN 46202
(Address of principal executive offices, including zip code)

Angie's List, Inc. Amended and Restated Omnibus Incentive Plan Angie's List, Inc. Employee Stock Purchase Plan
(Full title of the plans)

Scott A. Durchslag Chief Executive Officer Angie’s List, Inc. 1030 E. Washington Street Indianapolis, IN 46202 Telephone: (317) 888-5478
(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share - Angie's List, Inc. Amended and Restated Omnibus Incentive Plan	2,930,214	(2)	$8.13	(4)	$23,822,639.82	$2,398.94
Common Stock, par value $0.001 per share - Angie's List, Inc. Employee Stock Purchase Plan	1,755,500	(3)	$8.13	(4)	$14,272,215.00	$1,437.22
Total	4,685,714				$38,094,854.82	$3,836.16

(1)
In the event of a stock split, stock dividend or similar transaction involving the Registrant’s common stock, $0.001 par value per share (“Common Stock”), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Represents an annual increase on January 1, 2016 to the number of shares of the Registrant’s Common Stock reserved for issuance under the Angie's List, Inc. Amended and Restated Omnibus Incentive Plan (the “Incentive Plan”), which annual increase is provided for in the Incentive Plan.

(3)					Represents shares of the Registrant's Common Stock registered pursuant to the Angie's List, Inc. Employee Stock Purchase Plan (the "ESPP").
(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price Per Share is the average of the high and low prices of our Common Stock as reported on the NASDAQ Global Market on April 21, 2016 (rounded up to the nearest cent).

EXPLANATORY NOTE

Angie's List, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-178131) with the Securities and Exchange Commission (the “Commission”) on November 23, 2011 (the “Initial Registration Statement”), which registered shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) available for issuance under the Angie’s List, Inc. Amended and Restated Omnibus Incentive Plan (the “Incentive Plan”). Pursuant to General Instruction E to Form S-8, the contents of the Initial Registration Statement are incorporated herein by reference.

On July 9, 2015, the Registrant’s shareholders approved the Angie’s List, Inc. Employee Stock Purchase Plan (“ESPP”). Under the ESPP, 1,755,500 shares of the Registrant’s Common Stock are available for issuance thereunder.

The Registrant has filed this Form S-8 Registration Statement (this "Registration Statement") to register: (i) 2,930,214 additional shares of Common Stock, not previously registered, that are available for issuance under the Incentive Plan pursuant to the automatic share reserve increase provision of the Incentive Plan (the “Additional Incentive Plan Shares”); and (ii) 1,755,500 shares of the Registrant's Common Stock that are available for issuance under the ESPP (the "ESPP Shares").

This Registration Statement is hereby filed to reflect that, following the date hereof, the Additional Incentive Plan Shares are registered under the Incentive Plan, and the ESPP Shares are registered under ESPP.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is not required to be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to the introductory Note to Part I of Form S-8 and Rule 424 under the Securities Act. The information required in the Section 10(a) prospectus is included in the documents being maintained and delivered by the Registrant as required by Part I of Form S-8 and by Rule 428 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

The following documents filed with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

a.	The Registrant’s Annual Report on Form 10-K filed with the Commission on March 8, 2016 for the fiscal year ended December 31, 2015;

b.	The Registrant's Current Report on Form 8-K filed with the Commission on March 17, 2016, only to the extent filed and not furnished;

c.	The Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 2016 filed with the Commission on April 21, 2016; and

d.
The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-35339), filed by the Registrant with the Commission under Section 12(b) of the Exchange Act on November 7, 2011, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

Not applicable.

Item 5.        Interests of Named Experts and Counsel.

Not applicable.

Item 6.        Indemnification of Directors and Officers.

The Registrant’s amended and restated certificate of incorporation (the “Certificate”) provides that the Registrant will indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, which prohibits the Certificate from limiting the liability of the Registrant’s directors for the following:

•	breach of the director's duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock purchases or redemptions; and

•	any transaction from which a director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of the Registrant’s directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Certificate does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under the Certificate, the Registrant is empowered to enter into indemnification agreements with its directors, officers, employees and other agents and to purchase insurance on behalf of any person whom the Registrant is required or permitted to indemnify.

In addition to the indemnification required in the Certificate, the Registrant has entered into agreements to indemnify our directors and executive officers, and other employees as determined by the Registrant’s board of directors, against expenses and liabilities to the fullest extent permitted by Delaware law. These agreements also provide, subject to certain exceptions, for indemnification for related expenses including, among others, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The Registrant believes that the provisions in the Certificate and the indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers. The Registrant also maintains directors’ and officers’ liability insurance to cover liabilities its directors and officers may incur in connection with their services to the Registrant.

Item 7.        Exemption from Registration Claimed.

Not applicable.

Item 8.        Exhibits

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation	S-1/A	333-176503	3.1	October 31, 2011
4.2	Amended and Restated Bylaws	S-1/A	333-176503	3.2	October 31, 2011
4.3	Common Stock Certificate	10-K	001-35339	4.01	March 8, 2016
4.4	Angie's List, Inc. Amended and Restated Omnibus Incentive Plan	S-8	333-191884	99.1	October 24, 2013
4.5	Angie's List, Inc. Employee Stock Purchase Plan	DEF 14A	001-35339	Appendix A	April 30, 2015
5.1	Opinion of Faegre Baker Daniels LLP					X
23.1	Consent of Ernst & Young LLP independent registered public accounting firm					X
23.2	Consent of Faegre Baker Daniels LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney					X

Item 9.        Undertakings.

A.	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on this 28th day of April 2016.

Angie’s List, Inc.

By:	/s/ SCOTT A. DURCHSLAG
Name: Scott A. Durchslag
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

	Signature	Title	Date

	/s/ SCOTT A. DURCHSLAG		April 28, 2016
	Scott A. Durchslag	Chief Executive Officer and Director (Principal Executive Officer)
	/s/ THOMAS R. FOX		April 28, 2016
	Thomas R. Fox	Chief Financial Officer (Principal Financial Officer)
	/s/ CHARLES HUNDT		April 28, 2016
	Charles Hundt	Chief Accounting Officer (Controller or Principal Accounting Officer)
	*		April 28, 2016
	George Bell	Director
	*		April 28, 2016
	Mark Britto	Director
	*		April 28, 2016
	John H. Chuang	Chairman of the Board
	*		April 28, 2016
	Thomas R. Evans	Director
	*		April 28, 2016
	Angela R. Hicks Bowman	Director
	*		April 28, 2016
	Steven M. Kapner	Director
	*		April 28, 2016
	Michael S. Maurer	Director
	*		April 28, 2016
	David B. Mullen	Director
	*		April 28, 2016
	Michael D. Sands	Director
	*		April 28, 2016
	H. Eric Semler	Director
	*		April 28, 2016
	Susan E. Thronson	Director

*by:	/s/ SCOTT A. DURCHSLAG
Scott A. Durchslag
Attorney-in-fact

INDEX TO EXHIBITS

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation	S-1/A	333-176503	3.1	October 31, 2011
4.2	Amended and Restated Bylaws	S-1/A	333-176503	3.2	October 31, 2011
4.3	Common Stock Certificate	10-K	001-35339	4.01	March 8, 2016
4.4	Angie's List, Inc. Amended and Restated Omnibus Incentive Plan	S-8	333-191884	99.1	October 24, 2013
4.5	Angie's List, Inc. Employee Stock Purchase Plan	DEF 14A	001-35339	Appendix A	April 30, 2015
5.1	Opinion of Faegre Baker Daniels LLP					X
23.1	Consent of Ernst & Young LLP independent registered public accounting firm					X
23.2	Consent of Faegre Baker Daniels LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney					X